UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Glucotrack, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Glucotrack, Inc.

301 Rte. 17 North, Suite 800
Rutherford, NJ 07070

(201) 842-7715

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on Friday, September 11, 2026

To the Stockholders of Glucotrack, Inc.:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Glucotrack, Inc., a Delaware corporation (the “Company”), will be held exclusively online via the Internet on Friday, September 11, 2026, at 12:00 p.m. (Eastern Time), for the following purposes (which are more fully described in the Proxy Statement, which is attached and made a part of this Notice):

1.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), including the shares issuable under the ELOC Purchase Agreement (as defined below) (the “Purchase Shares”), the commitment shares issuable thereunder (the “Commitment Shares”), and the shares issuable upon exercise of the commitment warrant issued in connection therewith (the “Commitment Warrant”), to White Lion Capital, LLC (the “Investor”), pursuant to that certain Common Stock Purchase Agreement, dated July 14, 2026, by and between the Company and the Investor (the “ELOC Purchase Agreement”), which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the ELOC Purchase Agreement (the “Nasdaq Stock Issuance (ELOC) Proposal” or “Proposal 1”);

2.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of Common Stock issuable upon conversion of the senior secured convertible promissory notes (including the follow-on bridge notes issued on August 4, 2026, the “Bridge Notes”) and exercise of the common stock purchase warrants (including the follow-on bridge warrants issued on August 4, 2026, the “Bridge Warrants” and, together with the Bridge Notes, the “Bridge Securities”) issued to certain investors (the “Bridge Investors”) pursuant to that certain securities purchase agreement, dated July 14, 2026, by and between the Company and the Bridge Investors, as supplemented by a joinder dated August 4, 2026 (the “Purchase Agreement”) (such transactions, the “Bridge Financing”), which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the Purchase Agreement (the “Nasdaq Stock Issuance (Bridge Financing) Proposal” or “Proposal 2”);

3.	To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve Proposals 1 or 2, or to constitute a quorum at the Special Meeting (the “Adjournment Proposal” or “Proposal 3”); and

4.	To transact such other business as may properly come before the Special Meeting.

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposals 1, 2, and if presented, Proposal 3. The Board of Directors’ reasons for seeking approval of each of the proposals are set forth in the attached proxy statement. The Company does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on August 5, 2026, are entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof.

The accompanying proxy statement for the Special Meeting (the “Proxy Statement”) contains important information about the Special Meeting and the proposals. Whether or not you plan to attend the Special Meeting, the Company urges you to read this material carefully and vote your shares.

The Proxy Statement for the Special Meeting is dated August 10, 2026, and is being distributed or made available to stockholders on or about that date.

The Special Meeting will be held exclusively online at www.virtualshareholdermeeting.com/GCTK2026SM2. At this website, you may attend the meeting, vote your shares electronically, and submit questions by entering the 16-digit control number from your proxy card. We recommend logging in at least 15 minutes before the meeting begins.

Your vote is important. Whether or not you plan to attend the virtual Special Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Special Meeting. Instructions for voting are described in the Proxy Statement and the proxy card.

You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of
Glucotrack, Inc.
Sincerely,

/s/ Erik Emerson
Erik Emerson
Chief Executive Officer

Rutherford, New Jersey

August 10, 2026

i

GLUCOTRACK, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on Friday, September 11, 2026

The following information is furnished to each stockholder in connection with the foregoing Notice of Special Meeting of Stockholders of Glucotrack, Inc., a Delaware corporation, to be held exclusively online via the Internet on Friday, September 11, 2026, at 12:00 p.m. (Eastern time) at www.virtualshareholdermeeting.com/GCTK2026SM2. The enclosed proxy is for use at the special meeting of stockholders (the “Special Meeting”) and any postponement or adjournment thereof. Unless the context requires otherwise, references to “Glucotrack,” “the Company,” “we,” “our,” and “us” in this Proxy Statement refer to Glucotrack, Inc.

In accordance with the bylaws of the Company (as they may be amended, supplemented or otherwise modified from time to time, the “Bylaws”), the Special Meeting has been called for the following purposes:

1.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), including the shares issuable under the ELOC Purchase Agreement (as defined below) (the “Purchase Shares”), the commitment shares issuable thereunder (the “Commitment Shares”), and the shares issuable upon exercise of the commitment warrant issued in connection therewith (the “Commitment Warrant”), to White Lion Capital, LLC (the “Investor”), pursuant to that certain Common Stock Purchase Agreement, dated July 14, 2026, by and between the Company and the Investor (the “ELOC Purchase Agreement”), which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the ELOC Purchase Agreement (the “Nasdaq Stock Issuance (ELOC) Proposal” or “Proposal 1”);

2.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of Common Stock issuable upon conversion of the senior secured convertible promissory notes (including the follow-on bridge notes issued on August 4, 2026, the “Bridge Notes”) and exercise of the common stock purchase warrants (including the follow-on bridge warrants issued on August 4, 2026, the “Bridge Warrants” and, together with the Bridge Notes, the “Bridge Securities”) issued to certain investors (the “Bridge Investors”) pursuant to that certain securities purchase agreement, dated July 14, 2026, by and between the Company and the Bridge Investors , as supplemented by a joinder dated August 4, 2026 (the “Purchase Agreement”) (such transactions, the “Bridge Financing”), which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the Purchase Agreement (the “Nasdaq Stock Issuance (Bridge Financing) Proposal” or “Proposal 2”);

3.	To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve Proposals 1 or 2, or to constitute a quorum at the Special Meeting (the “Adjournment Proposal” or “Proposal 3”); and

4.	To transact such other business as may properly come before the Special Meeting.

Stockholders of record at the close of business on August 5, 2026 (the “record date”), are entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof. We intend to mail this Proxy Statement, together with a proxy card, on or about August 10 , 2026, to all stockholders entitled to vote at the Special Meeting.

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Questions and Answers about the Special Meeting and Voting

Q:	Who may attend the Special Meeting?

A:	Attendance at the Special Meeting will be limited to those persons who were stockholders, or held Common Stock through a broker, bank or other nominee, at the close of business on August 5, 2026, the record date for the Special Meeting.

Q:	Who may vote at the Special Meeting?

A:	Our Board of Directors (“Board”) set August 5, 2026, as the record date for the Special Meeting. If you owned shares of our Common Stock at the close of business on August 5, 2026, you may attend and vote at the Special Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on. As of August 5, 2026, there were 10,578,822 shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

Q:	How do I vote my shares if I hold my shares through a broker rather than directly?

A:	If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote at the Special Meeting.

If your shares are held in a brokerage account, bank or by another nominee or trustee, you are considered the beneficial owner of shares held in “street” name. In that case, the proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the proxy materials. As the beneficial owner, you are also invited to attend the Special Meeting, but because the beneficial owner is not the stockholder of record, you may not vote these shares virtually at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Special Meeting.

As indicated above, if your shares are held in “street” name by a broker, bank, or other nominee, they should send you instructions that you must follow in order to have your shares voted at the Special Meeting.

If you hold shares in your own name, you may vote by proxy in any one of the following ways:

●	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on September 10, 2026, the day before the Special Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded;

●	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on September 10, 2026, the day before the Special Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded; or

●	By completing, dating, signing and returning the proxy card. If you received the proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it. Your proxy card must be received by the close of business on September 10, 2026, the day before the Special Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on September 10, 2026, the day before the Special Meeting. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board, as permitted by law.

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Q:	How will my shares be voted?

A:	All shares which are entitled to vote and represented by a properly completed, executed and delivered proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as instructed by you in a proxy delivered before the Special Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted “FOR” each of the proposals, and with regard to any other matters that may be properly presented at the Special Meeting and all matters incident to the conduct of the meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	Is my vote confidential?

A:	Yes, your vote is confidential. The only persons who have access to your vote are the inspector of election, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Q:	What is the quorum requirement for the Special Meeting?

A:	One third (1/3) of our outstanding shares of Common Stock entitled to vote, as of the record date, must be present at the Special Meeting virtually or by proxy in order for us legally to hold the Special Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Special Meeting if you:

●	Are present and entitled to vote virtually at the Special Meeting; or

●	Properly submitted a proxy card or voter instruction card.

If you are present virtually or by proxy at the Special Meeting but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of establishing a quorum. Each of the proposals to be voted on at the Special Meeting is considered a “non-routine” matter, which means brokers, banks, and other nominees do not have discretionary authority to vote uninstructed shares. Because there are no routine matters on the agenda at this Special Meeting, a broker that receives no voting instructions from a beneficial owner will not submit a proxy at all, and those shares will not be present at the Special Meeting or counted for purposes of establishing a quorum. Accordingly, if you hold your shares in street name, your shares will be counted toward the quorum only if you provide voting instructions to your broker, bank, or other nominee. The proposals listed in this Proxy Statement state the votes needed to approve the proposed actions.

Q:	What proposals will be voted on at the Special Meeting?

A:	The following proposals will be voted on at the Special Meeting:

●	Proposal 1: The approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the full issuance of shares of Common Stock, including the Purchase Shares, the Commitment Shares, and the shares underlying the Commitment Warrant, to the Investor, pursuant to the ELOC Purchase Agreement, which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the ELOC Purchase Agreement;

●	Proposal 2: The approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the full issuance of shares of Common Stock issuable upon conversion of the Bridge Notes and exercise of the Bridge Warrants issued to the Bridge Investors pursuant to the Purchase Agreement, which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the Purchase Agreement;

●	Proposal 3: To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve Proposals 1 or 2, or to constitute a quorum at the Special Meeting.

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Q:	What are the recommendations of the Board of Directors?

A:	The Board of Directors unanimously recommends that you vote:

●	“FOR” Proposal 1 – the Nasdaq Stock Issuance (ELOC) Proposal;

●	“FOR” Proposal 2 - the Nasdaq Stock Issuance (Bridge Financing) Proposal; and

●	“FOR” Proposal 3 – the Adjournment Proposal.

Q:	What does it mean to vote by proxy?

A:	When you vote “by proxy,” you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this Proxy Statement, you will have designated proxy holders for the Special Meeting.

Any proxy given pursuant to this solicitation and received in time for the Special Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” each of the proposals. With respect to any other proposal that properly comes before the Special Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.

Q:	What are the voting rights of stockholders?

A:	Each share of our Common Stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on. No dissenters’ rights are provided under the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation (as it may be amended, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) or our Bylaws with respect to any of the proposals described in this Proxy Statement.

Q:	What is a “broker non-vote”?

A:

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange. For “non-routine” matters, brokers and banks are not permitted to vote without instructions from the beneficial owner. A broker non-vote occurs when a meeting agenda includes at least one routine matter (on which the broker may vote without instructions) and at least one non-routine matter (on which the broker may not vote without instructions). In this scenario, the broker submits a proxy for the routine matter, making the shares “present” at the meeting, but those same shares are not voted on the non-routine matter because the broker lacks discretionary authority.

Each of Proposals 1, 2 and 3 is considered a “non-routine” matter, and there are no routine matters on the agenda at this Special Meeting. Accordingly, brokers, banks, and other nominees do not have discretionary authority to vote uninstructed shares on any proposal. Because there are no routine matters on which a broker could exercise discretion, a broker that receives no voting instructions from a beneficial owner will not submit a proxy at all, and those shares will not be present at the Special Meeting or counted for purposes of establishing a quorum.

Accordingly, if you hold your shares in street name, it is particularly important that you provide voting instructions to your broker, bank, or other nominee. Your shares will be counted toward the quorum and voted at the Special Meeting only if you provide such instructions.

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Q:	How many votes are required to approve each proposal?

A:

Proposal 1 – Nasdaq Stock Issuance (ELOC) Proposal. Approval requires that a quorum exist and that a majority of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter be voted in favor of the proposal. Because approval is measured against the shares present and entitled to vote on the subject matter, an abstention will have the same effect as a vote “against” the proposal. Under the Nasdaq Listing Rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as Proposal 1) without specific instructions from the customer. Because this is a non-routine matter, broker non-votes are not expected.

Proposal 2 – Nasdaq Stock Issuance (Bridge Financing) Proposal. Approval requires that a quorum exist and that a majority of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter be voted in favor of the proposal. Because approval is measured against the shares present and entitled to vote on the subject matter, an abstention will have the same effect as a vote “against” the proposal. Under the Nasdaq Listing Rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as Proposal 2) without specific instructions from the customer. Because this is a non-routine matter, broker non-votes are not expected.

Proposal 3 – Adjournment Proposal. Approval requires that the number of votes cast in favor of the proposal represent a majority of the shares present virtually or represented by proxy at the Special Meeting that are cast either affirmatively or negatively on the proposal. Because approval is determined solely by the votes actually cast for or against the proposal, abstentions are not treated as votes cast and will have no effect on the outcome of the proposal. Under the Nasdaq Listing Rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as Proposal 3) without specific instructions from the customer. Because this is a non-routine matter, broker non-votes are not expected.

Q:	Can I access these proxy materials on the Internet? How long will they be available?

A:	Yes. The Notice of Special Meeting and Proxy Statement are available for viewing, printing, and downloading at www.proxyvote.com. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.

Q:	How can I revoke or change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Special Meeting by:

●	Filing a written notice of revocation bearing a later date than the proxy with our Chief Executive Officer at Glucotrack, Inc., 301 Rte. 17 North, Ste. 800, Rutherford, New Jersey 07070, at or before the taking of the vote at the Special Meeting;

●	Duly executing a later-dated proxy relating to the same shares and delivering it to our Chief Executive Officer at Glucotrack, Inc., 301 Rte. 17 North, Ste. 800, Rutherford, New Jersey 07070, at or before the taking of the vote at the Special Meeting;

●	Attending the Special Meeting virtually and voting your shares (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy); or

●	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. Eastern Time on September 10, 2026, the day before the Special Meeting (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote virtually at the Special Meeting if you obtain a legal proxy from them and register to attend the Special Meeting as described in the answers to previous questions.

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Q:	Where can I find the voting results of the Special Meeting?

A:	We plan to announce the preliminary voting results at the Special Meeting. We will disclose the results in a Current Report on Form 8-K filed with the SEC within four business days after the Special Meeting.

Q:	Who is paying for this Proxy Statement and the solicitation of my proxy, and how are proxies solicited?

A:

Proxies are being solicited by the Board of Directors for use at the Special Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. The Company also has engaged Sodali & Co. (“Sodali”) as the Company’s proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Sodali an estimated fee of approximately $12,500, as well as reasonable and customary documented expenses. The Company has also agreed to indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses.

In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate and may reimburse them for reasonable expenses related thereto.

Q:	Who can help answer my questions?

A:	If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the Proxy Statement or proxy card, you may contact Sodali at:

Sodali & Co.

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: Toll-Free (800) 662-5200

Banks and brokers can call collect at (203) 658-9400

Email: GCTK.info@investor.sodali.com

You may also contact the Company at:

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800

Rutherford, New Jersey 07070

Telephone: (201) 842-7715

Email: investors@glucotrack.com

Attention: Corporate Secretary

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our Common Stock as of August 10, 2026, or the Evaluation Date, by: (i) each of our current directors, (ii) each of our named executive officers, (iii) all such directors and executive officers as a group and (iv) our five percent or greater stockholders. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 10,578,822 shares outstanding as of the Evaluation Date, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options or warrants or settlement of shares issued for services that are either immediately exercisable or exercisable within 60 days of the Evaluation Date. These shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the business address of each of the following entities or individuals is 301 Rte. 17 North, Ste. 800, Rutherford, NJ 07070.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock
Named Executive Officers and Directors
Paul V. Goode	402	(1)	*
Peter C. Wulff	-		*
Luis Malavé	8,113	(2)	*
Erin Carter	6,203	(3)	*
Victoria Carr-Brendel	4,489	(4)	*
Andrew K. Balo	8,747	(5)	*
Erik Emerson	591,570	(6)	5.6%
All of our executive officers and directors as a group (6 individuals)	619,524		5.9%

5% or Greater Stockholders
RXRR Capital Partners	591,454	(7)	5.6%
Apimeds Pharmaceuticals US, Inc.	568,260	(8)	5.4%

*	Indicates less than one percent of the outstanding shares of the Company’s Common Stock.

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(1)	Includes (i) 28 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (ii) 35 warrants currently exercisable and (iii) 339 shares of Common Stock held directly by Mr. Goode.

(2)	Includes (i) 4,055 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (ii) 4,058 shares of Common Stock held directly by Mr. Malavé.

(3)	Includes (i) 4,055 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (ii) 2,148 shares of Common Stock held directly by Ms. Carter.

(4)	Includes (i) 4,055 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (ii) 434 shares of Common Stock held directly by Ms. Carr-Brendel.

(5)	Includes (i) 4,055 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (ii) 4,692 shares of Common Stock held directly by Mr. Balo.

(6)	Includes 591,570 shares of Common Stock, consisting of (i) 116 shares of Common Stock held directly by Mr. Emerson and (ii) 591,454 shares of Common Stock held by RXRR Capital Partners (“RXRR”), over which Mr. Emerson has voting and investment power. Beneficial ownership does not include an aggregate of 35,431,600 shares of Common Stock underlying 69 shares of Series A Convertible Preferred Stock held by Mr. Emerson directly and 354,247 shares of Series A Convertible Preferred Stock held by RXRR which were issued in connection with the Merger (defined below), which may not be convertible within 60 days of the Evaluation Date.

(7)	The business address of RXRR is 807 Downing Street, Teaneck, NJ 07666. Mr. Emerson has voting and investment power over the shares of Common Stock held by RXRR. Beneficial ownership does not include an aggregate of 35,424,700 shares of Common Stock underlying 354,247 shares of Series A Convertible Preferred Stock which were issued in connection with the Merger, which may not be convertible within 60 days of the Evaluation Date.

(8)	The business address of Apimeds Pharmaceuticals US, Inc. (“Apimeds”) is 100 Matawan Rd, Suite 325, Matawan, NJ 07747. Dr. Vin Menon and SungJoon Chae, the Co-Chief Executive Officers of Apimeds share voting and investment power over the shares of Common Stock held by Apimeds. Beneficial ownership does not include an aggregate of 34,035,600 shares of Common Stock underlying 340,356 shares of Series A Convertible Preferred Stock which were issued in connection with the Merger, which may not be convertible within 60 days of the Evaluation Date.

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PROPOSAL 1

NASDAQ STOCK ISSUANCE (ELOC) PROPOSAL

Purpose of This Proposal

As a result of our listing on The Nasdaq Stock Market LLC (“Nasdaq”), issuances of our Common Stock are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d). This rule requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our Common Stock (or securities convertible into or exercisable for shares of our Common Stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such price, the “Minimum Price”) if such issuance would result in the issuance of 20% or more of the shares of our Common Stock outstanding immediately prior to the execution of the agreements related to such issuance.

On July 14, 2026, we entered into a Common Stock Purchase Agreement (as amended by Amendment No. 1, dated August 7, 2026, the “ELOC Purchase Agreement”) with White Lion Capital, LLC (the “Investor”), pursuant to which we have the right, but not the obligation, to require the Investor to purchase, from time to time over a three-year period, up to $50,000,000 of shares of Common Stock (the “Purchase Shares”). We also agreed to issue to the Investor 2,505,513 shares of Common Stock as a commitment fee (the “Commitment Shares”) and a commitment warrant (the “Commitment Warrant”) to purchase shares of Common Stock with an aggregate value of up to $10,000,000. Pursuant to Nasdaq Listing Rule 5635(d), we may not issue a number of shares of Common Stock greater than 19.99% of our shares outstanding as of the date of the ELOC Purchase Agreement (the “ELOC Exchange Cap”) under the ELOC Purchase Agreement and the Commitment Warrant, unless (i) the Company obtains stockholder approval in accordance with Nasdaq Listing Rule 5635(d) (the “ELOC Stockholder Approval”), (ii) the average price paid for all shares of Common Stock issued under the ELOC Purchase Agreement and the Commitment Warrant equals or exceeds $0.39912 (which is equal to the Minimum Price, with respect to the ELOC Purchase Agreement), which is a price equal to the lower of (A) the Nasdaq Official Closing Price of Common Stock immediately preceding the execution of the ELOC Purchase Agreement, or (B) the arithmetic average of the five (5) Nasdaq Official Closing Prices for Common Stock immediately preceding the execution of the ELOC Purchase Agreement (such that, for purposes of Nasdaq, the transaction would not be “below market” and the Exchange Cap would not apply), or (iii) the Company is exempt from obtaining ELOC Stockholder Approval for the issuance of shares of Common Stock above the ELOC Exchange Cap under the rules of Nasdaq. Accordingly, we are seeking stockholder approval for the full issuance of shares of our Common Stock pursuant to the ELOC Purchase Agreement, including the Purchase Shares, the Commitment Shares, and the shares underlying the Commitment Warrant.

We are required to obtain the ELOC Stockholder Approval as soon as reasonably practicable, but in no event later than sixty (60) days after the date of the ELOC Purchase Agreement (the “ELOC Required Stockholder Meeting Date”). If the ELOC Stockholder Approval has not been obtained by the ELOC Required Stockholder Meeting Date, we shall pay to the Investor $50,000 as liquidated damages for each thirty (30) day period (or portion thereof) thereafter during which the ELOC Stockholder Approval remains unobtained, which amounts shall be paid by us within five (5) business days following the end of each such thirty (30) day period. If the ELOC Stockholder Approval is not obtained by the first ELOC Required Stockholder Meeting Date, we are required to cause an additional stockholder meeting to be held every ninety (90) days during the period beginning on such date and continuing 270 days thereafter until the ELOC Stockholder Approval is obtained.

Background

The ELOC Purchase Agreement

On July 14, 2026, we entered into the ELOC Purchase Agreement with the Investor, pursuant to which we have the right, but not the obligation, to require the Investor to purchase, from time to time over a three-year period, up to $50,000,000 of Purchase Shares, subject to certain limitations and conditions set forth in the ELOC Purchase Agreement. On August 7, 2026, we entered into Amendment No. 1 to the ELOC Purchase Agreement, which modified the calculation of the Commitment Shares and added a true-up payment mechanism as described below. From and after the date that a registration statement registering the resale of the shares of Common Stock that may be issued to the Investor is declared effective (the “Resale Registration Statement”), we may, from time to time at our sole discretion, direct the Investor to purchase Common Stock. To date, we have not issued any Purchase Shares pursuant to the ELOC Purchase Agreement.

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We may not require the Investor to purchase shares if such purchase would result in the Investor beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”), which may be increased to 9.99% upon mutual written agreement.

Terms of the ELOC

Purchase Mechanics

Under the ELOC Purchase Agreement, after the effectiveness of the Resale Registration Statement, we may, at our discretion, direct the Investor to purchase shares of Common Stock by delivering a purchase notice. The ELOC Purchase Agreement provides for two types of purchase notices: (i) Rapid Purchase Notices, in which the purchase price is the lowest traded price of Common Stock on the date of the notice (the “Rapid Purchase Notice Date”), with the number of shares that may be purchased limited to ten percent (10%) of the trading volume of Common Stock on the Rapid Purchase Notice Date, with closing to occur no later than one (1) business day following the Rapid Purchase Notice Date; and (ii) VWAP Purchase Notices, in which the purchase price is ninety-seven percent (97%) of the lowest daily volume weighted average price of Common Stock during the three (3) consecutive business days commencing on and including the date of the notice (the “VWAP Purchase Valuation Period”), with the number of shares that may be purchased limited to sixty percent (60%) of the average daily trading volume of Common Stock over the five (5) business days immediately preceding receipt of the notice, with closing to occur no later than one (1) business day following the VWAP Purchase Valuation Period.

Commitment Fee and Commitment Shares

As consideration for the Investor’s commitment under the ELOC Purchase Agreement, we agreed to issue 2,505,513 Commitment Shares to the Investor within one (1) business day following effectiveness of the Resale Registration Statement. Pursuant to Amendment No. 1 to the ELOC Purchase Agreement, the number of Commitment Shares was calculated by dividing $1,000,000 (the “Commitment Fee Amount”) by the Minimum Price. The “Commitment Fee Price” is the closing price of Common Stock on the trading day immediately preceding the earlier of (i) the date on which the Resale Registration Statement is declared effective by the SEC and (ii) the date that is 180 calendar days following the date of the ELOC Purchase Agreement (or if such date is not a trading day, the immediately preceding trading day). If the Commitment Fee Price is less than the Minimum Price, we will owe the Investor an amount (the “True-Up Amount”) equal to $1,000,000 minus the product of 2,505,513 multiplied by the Commitment Fee Price. We are required to pay the True-Up Amount to the Investor within one hundred twenty (120) days following the Measurement Date (as defined in the ELOC Purchase Agreement). No payment is owed if the Commitment Fee Price equals or exceeds the Minimum Price. To the extent that the issuance of Commitment Shares would result in the Investor exceeding the ELOC Exchange Cap, we shall not issue such Commitment Shares unless ELOC Stockholder Approval is obtained to issue shares in excess of the ELOC Exchange Cap.

Commitment Warrant

In connection with the ELOC Purchase Agreement, we agreed to issue the Commitment Warrant to the Investor. The shares of Common Stock issuable upon exercise of the Commitment Warrant are referred to as the “Warrant Shares.” The Commitment Warrant is exercisable immediately upon issuance and will expire on the fifth (5th) anniversary of the date of issuance. The exercise price per Warrant Share is equal to ninety-eight percent (98%) of the closing sale price of Common Stock on the trading day immediately prior to the exercise date.

The Commitment Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock, which may be increased to 9.99% with our consent. In addition, the holder may not exercise the Commitment Warrant on any trading day if the number of Warrant Shares to be issued would exceed five percent (5%) of the greater of (A) the trading volume of Common Stock on the trading day immediately prior to the exercise date or (B) the trading volume of Common Stock on the exercise date.

The Commitment Warrant provides for standard adjustments in the event of stock dividends, stock splits, reclassifications, and similar events. The Commitment Warrant also contains anti-dilution protection such that, if we issue Common Stock or securities convertible into Common Stock at a price below the then-current exercise price (other than certain exempt issuances), the exercise price will be reduced to such lower price. In the event of a fundamental transaction (including a merger, sale of substantially all assets, or change of control), the holder will be entitled to receive the same consideration that holders of Common Stock receive in such transaction.

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If at any time after the six (6) month anniversary of the date of the ELOC Purchase Agreement there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares, the Commitment Warrant may be exercised on a cashless basis.

Consequences of Your Vote

If This Proposal Is Approved

Our Board has determined that the ELOC Purchase Agreement with the Investor is in the best interests of the Company and its stockholders because the right to sell shares to the Investor provides us with a potential source of capital and the ability to access that capital when and as needed.

Upon obtaining the stockholder approval requested in this Proposal 1, we would no longer be bound by the restrictions on issuances of our Common Stock to the Investor imposed by Nasdaq Listing Rule 5635(d). If this Proposal 1 is approved by our stockholders, we would be able to issue shares of our Common Stock in excess of the ELOC Exchange Cap to the Investor under the ELOC Purchase Agreement at a price less than the Minimum Price. The maximum number of shares of Common Stock that we may issue would fluctuate from time to time based on the price of our Common Stock.

The ELOC Purchase Agreement does not affect the rights of the holders of outstanding Common Stock, but the sale of shares to the Investor pursuant to the terms of the ELOC Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

If This Proposal Is Not Approved

If the stockholders do not approve Proposal 1, we will be unable to issue shares of our Common Stock to the Investor pursuant to the ELOC Purchase Agreement in excess of the ELOC Exchange Cap unless the average price of all shares of our Common Stock issued under the ELOC Purchase Agreement and the Commitment Warrant equals or exceeds the Minimum Price. This would limit our ability to use the ELOC Purchase Agreement to raise capital, as we would be limited in the number of shares available under the facility. In addition, we would be subject to the liquidated damages and additional stockholder meeting requirements described above under “Purpose of This Proposal.”

Required Vote of Stockholders

The approval of Proposal 1 requires that a quorum exist and that a majority of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter be voted in favor of the proposal. Because approval is measured against the shares present and entitled to vote on the subject matter, an abstention will have the same effect as a vote “against” the proposal. Under Nasdaq Listing Rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as Proposal 1) without specific instructions from the customer. Because there are no routine matters on the agenda at this Special Meeting, we do not expect any broker non-votes to occur.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

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PROPOSAL 2

NASDAQ STOCK ISSUANCE (BRIDGE FINANCING) PROPOSAL

Purpose of This Proposal

As a result of our listing on Nasdaq, issuances of our Common Stock are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our Common Stock (or securities convertible into or exercisable for shares of our Common Stock) at a price less than the Minimum Price if such issuance would result in the issuance of more than 20% of the shares of our Common Stock outstanding immediately prior to the execution of the agreements related to such issuance.

In connection with the Merger (described below), we entered into a securities purchase agreement, dated July 14, 2026 (as supplemented by a joinder dated August 4, 2026, the “Purchase Agreement”), with certain investors (the “Bridge Investors”), pursuant to which we issued senior secured convertible promissory notes (including the follow-on bridge notes issued on August 4, 2026, the “Bridge Notes”) for aggregate gross proceeds of approximately $7.95 million and common stock purchase warrants (including the follow-on bridge warrants issued on August 4, 2026, the “Bridge Warrants” and, together with the Bridge Notes, the “Bridge Securities”) (such transactions, the “Bridge Financing”). Because the shares of our Common Stock issued or issuable in connection with the Merger Agreement constituted up to 19.99% of our outstanding Common Stock for purposes of Nasdaq Listing Rule 5635(d) (the “Merger Exchange Cap”), the issuance of any shares upon conversion of the Bridge Notes or exercise of the Bridge Warrants would cause the total cumulative number of shares issued to exceed the 20% threshold. Accordingly, we are seeking stockholder approval in accordance with Nasdaq Listing Rule 5635(d) (the “Bridge Stockholder Approval”) for the full issuance of shares of our Common Stock upon conversion of the Bridge Notes, exercise of the Bridge Warrants, and the issuance of any additional shares that may become issuable in connection with adjustments to the Floor Price (defined below) under the Bridge Notes. The Bridge Financing was a private placement and thus does not meet the definition of a “public offering” under the Nasdaq Listing Rules.

Pursuant to the terms of the Purchase Agreement, we are required to use commercially reasonable efforts to obtain stockholder approval for the issuance of shares of our Common Stock in excess of the Merger Exchange Cap within sixty (60) days of the closing date (the “Bridge Required Stockholder Meeting Date”). For every thirty (30) days after the Bridge Required Stockholder Meeting Date that the stockholder meeting is not held, we shall issue and deliver to the Bridge Investors a number of additional shares of our Common Stock equal to $250,000 divided by the lowest traded price of our Common Stock during such thirty (30) day period. If the Bridge Stockholder Approval is not obtained by the first Bridge Required Stockholder Meeting Date, we are required to cause an additional stockholder meeting to be held every sixty (60) days during the period beginning on such date and continuing 360 days thereafter until the Bridge Stockholder Approval is obtained. The foregoing amounts will be paid to the Bridge Investors in cash, rather than in shares of our Common Stock, unless and until we have obtained the Bridge Stockholder Approval permitting such issuances in excess of that threshold.

Background

The Merger

On July 14, 2026 (the “Closing Date”), we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glucotrack Merger Sub, Inc., our wholly owned subsidiary (“Merger Sub”), and Lokahi Therapeutics, Inc. (“Lokahi”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Lokahi (the “Merger”), with Lokahi continuing as the surviving corporation and becoming our wholly owned subsidiary.

The Bridge Financing

In connection with the Merger, we entered into the Purchase Agreement with the Bridge Investors, pursuant to which we issued the Bridge Notes and the Bridge Warrants. On July 14, 2026, the initial Bridge Investors invested $4,450,000 in consideration for Bridge Notes with an aggregate face amount of $5,705,128 (reflecting a 22% original issue discount). On August 4, 2026, new investors joined the Purchase Agreement through a joinder and invested an aggregate of $3,500,000 in consideration for Bridge Notes with an aggregate face amount of $4,487,179 (reflecting a 22% original issue discount). Of the proceeds from the August 4, 2026 closing, $3,080,769 was used to pay off a portion of the Bridge Notes issued on July 14, 2026, leaving an aggregate face amount of approximately $7,111,538 outstanding as of the date of this proxy statement (the “Outstanding Principal”).

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Terms of the Bridge Securities

Bridge Notes

The Bridge Notes include an original issue discount of 22%, bear interest at a rate of 8% per annum, and mature nine (9) months from the date of issuance. The Bridge Notes are not convertible into shares of our Common Stock until the Bridge Stockholder Approval has been obtained.

Following the Bridge Stockholder Approval, the Bridge Notes will be convertible at a conversion price (the “Conversion Price”) equal to the lower of (i) the Minimum Price and (ii) eighty percent (80%) of the lowest daily volume weighted average price (“VWAP”) of our Common Stock during the fifteen (15) trading days immediately preceding the holder’s delivery of a conversion notice, but in no event lower than the floor price (the “Floor Price”), which equals 20% of the Minimum Price as of the date of issuance of the Bridge Notes (or $0.079824); provided, however, that at any time our Common Stock has ceased to be listed on Nasdaq (whether before or after the Bridge Stockholder Approval), the Conversion Price shall equal eighty percent (80%) of the lowest daily VWAP of our Common Stock during the fifteen (15) trading days immediately preceding the holder’s delivery of a conversion notice, without regard to the Minimum Price or the Floor Price.

The Floor Price is subject to automatic reset if the VWAP of our Common Stock is less than the Floor Price then in effect on each of any ten (10) consecutive trading days, the Floor Price will automatically reset to the lowest VWAP during such ten (10) trading day period, subject to the Company’s receipt of the Bridge Stockholder Approval.

If the Outstanding Principal of the Bridge Notes was converted as of the date of this proxy statement, the total number of shares issuable, based on a conversion at the Floor Price, would be approximately 89,096,154 shares.

Bridge Warrants

The Bridge Warrants provide 125% coverage of the principal amount of the Bridge Notes and are exercisable for a period of five (5) years from the date of issuance. The Bridge Warrants are not exercisable until the Bridge Stockholder Approval has been obtained. The exercise price per warrant share is equal to (x) prior to receipt of the Bridge Stockholder Approval, the greater of (1) the Nasdaq Minimum Price (as defined in the Purchase Agreement) and (2) the quotient obtained by dividing $35,000,000 (the “Valuation”) by the total number of outstanding shares of our Common Stock as of the applicable date of exercise, and (y) from and after receipt of the Bridge Stockholder Approval, the quotient obtained by dividing the Valuation by the total number of outstanding shares of our Common Stock as of the applicable date of exercise.

Based on the original aggregate face value of the Bridge Notes, if the Bridge Warrants were exercised in full at the Floor Price, the total number of shares issuable would be approximately 159,605,930 shares.

Consequences of Your Vote

If This Proposal Is Approved

If this proposal is approved, existing stockholders will suffer dilution in ownership interests and voting rights as a result of the issuance of shares of our Common Stock upon the conversion of the Bridge Notes and Bridge Warrants, as described above. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

If this proposal is approved, the issuance of our Common Stock could have an anti-takeover effect because such issuance would make it more difficult for, or discourage an attempt by, a party to obtain control of us by tender offer or other means. The issuance of our Common Stock will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control, and dilute the interest of a party attempting to obtain control of us. Our Board does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of us by any means.

If This Proposal Is Not Approved

We are not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement, the Bridge Notes or the Bridge Warrants, as we have already done so, and such documents already are binding obligations of ours. The failure of our stockholders to approve this proposal will not negate the existing terms of the documents, which will remain binding obligations of ours.

If this proposal is not approved, the Bridge Investors will not be able to convert the Bridge Notes or exercise the Bridge Warrants. In addition, we would be subject to the liquidated damages and additional stockholder meeting requirements described above under “Purpose of This Proposal.”

Required Vote of Stockholders

The approval of Proposal 2 requires that a quorum exist and that a majority of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter be voted in favor of the proposal. Because approval is measured against the shares present and entitled to vote on the subject matter, an abstention will have the same effect as a vote “against” the proposal. Under Nasdaq Listing Rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as Proposal 2) without specific instructions from the customer. Because there are no routine matters on the agenda at this Special Meeting, we do not expect any broker non-votes to occur.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

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PROPOSAL 3

ADJOURNMENT PROPOSAL

Holders of Company Common Stock are being asked to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the Special Meeting to another date, time or place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, the Board could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

This Adjournment Proposal will be presented to stockholders at the Special Meeting to seek their approval of an adjournment to another time or place, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposals 1 or 2 or to constitute a quorum.

If, at the Special Meeting, the number of shares present or represented and voting to approve the presented proposals is not sufficient to approve Proposals 1 or 2 or if a quorum is not present, the Board currently intends to move to adjourn the Special Meeting to enable the Board to solicit additional proxies for the approval of Proposals 1 and 2, or to constitute a quorum.

Required Vote of Stockholders

The approval of Proposal 3 requires that the number of votes cast in favor of the proposal represent a majority of the shares present virtually or represented by proxy at the Special Meeting that are cast either affirmatively or negatively on the proposal. Because approval is determined solely by the votes actually cast for or against the proposal, abstentions are not treated as votes cast and will have no effect on the outcome of the proposal. Under the Nasdaq Listing Rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as Proposal 3) without specific instructions from the customer. Because there are no routine matters on the agenda at this Special Meeting, we do not expect any broker non-votes to occur.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL 3.

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HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our Chief Executive Officer either by calling (201) 842-7715 or by mailing a request to Attn: Chief Executive Officer, 301 Rte. 17 North, Ste. 800, Rutherford, NJ 07070. Upon written or oral request to the Chief Executive Officer, the Company will provide a separate copy of the proxy materials. In addition, stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

STOCKHOLDER PROPOSALS

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our principal executive officer at our principal executive offices located at 301 Rte. 17 North, Ste. 800, Rutherford, NJ 07070 no later than March 19, 2027. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to our principal executive officer, at the above address, not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than April 20, 2027 and no later than May 20, 2027. If a stockholder fails to provide timely notice of a proposal to be presented at our 2027 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than June 19, 2027. Stockholders desiring to nominate a director or submit a proposal are advised to examine the Company’s Bylaws, as they contain additional submission requirements.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800

Rutherford, New Jersey 07070

(201) 842-7715

investors@glucotrack.com

It is important that your shares are represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Special Meeting.

The form of proxy card and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

By Order of the Board of Directors of
Glucotrack, Inc.

Sincerely,

/s/ Erik Emerson
Erik Emerson Chief Executive Officer

Rutherford, New Jersey

August 10, 2026

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 10, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GCTK2026SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02855-Z93708

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLUCOTRACK, INC.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

T02856-Z93708

GLUCOTRACK, INC.
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 11, 2026 12:00 P.M. ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Erik Emerson as the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the Common Stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side